As filed with the Securities and Exchange Commission on January 12, 2012
REGISTRATION NO.  333-172892
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petrus Resources Corporation
(Exact Name of registrant in its charter)
Delaware	6770	27-5414104
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3211 Ocean Drive Vero Beach , Florida 32963 Telephone: 772.584.3308 Fax: 772.492.9219
(Address and telephone number of principal executive offices)
Harvard Business Services, Inc. 16192 Coastal Hwy. Lewes, Delaware 19958 Telephone (302) 645-7400 (Name, address, including zip code, and telephone number, of agent for service) WITH COPIES TO:
Rory O'Dare President Petrus Resources Corporation 3211 Ocean Drive Vero Beach, Florida 32963 Telephone: 772.584.3308 Fax: 772.492.9219

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.  ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Number of shares to be registered	Dollar amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	10,000,000 (3)	$500,000.00	$0.05	$500,000.00	$58.05
___________

 (1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)  Included 2,000,000 shares offered by the Company and 8,000,000 being offered by the Selling Shareholder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Petrus Resources Corporation
10,000,000 Shares of Common Stock
$0.05 per share

Petrus Resources Corporation (“Petrus Resources Corporation” or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. In addition there are 8,000,000 shares of common stock being registered for sale by our sole officer and director who is a selling shareholder also at $0.05 per share.  Mr O'Dare is an underwriter for the purposes of this offering. The shares are intended to be sold directly through the efforts of Merrimac Corporate Securities, Inc.. Evolve Bank and Trust is acting as Escrow Agent for this offering.   For more information, see the section titled "Plan of Distribution" herein.  Mr. O'Dare’s sale is subject to the requirements of Rule 419 and the proceeds and shares from the resale of his shares will be deposited in the escrow account.

The proceeds from the sale of the shares in this offering will be payable to Evolve Bank and Trust fbo Petrus Resources Corporation All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Evolve Bank and Trust pending the achievement of the Minimum Offering and no funds shall be released to Petrus Resources Corporation until such a time as the maximum proceeds are raised when up to 10% may be released under Rule 419.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section entitled "Plan of Distribution” herein.  All of the shares in the minimum/maximum offering must be sold prior to any sale of shares by the selling shareholder and the termination of the sales by the selling shareholder will occur at a maximum of 180 days from the effectiveness of the prospectus or earlier at the discretion of the Board of Directors. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The funds from any sales of Mr. O'Dare’s shares will also be placed into the escrow account and cannot be released until after the close of the new issue offering and may only be released pursuant to Rule 419(e). The shares sold by Mr. O'Dare will be placed into escrow during the escrow period in the names of the purchasers.   Mr. O’Dare is not a selling agent in this offering.

The offering will terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares to be sold by the issuer is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved at the discretion of the board of directors but in either case not more than180 days from the effective date of this document. Prior to this offering, there has been no public market for Petrus Resources Corporation's common stock and there is no guarantee that one will develop. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The  offering proceeds and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the close of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. The total estimated offering expenses of $3,759 have been paid by our sole officer and director and no offering expenses will be deducted from the gross offering proceeds.  The Company currently has no operations.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	2,000,000	100,000	$0.00	$100,000
Selling Shareholder	8,000,000	$400,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated January 12, 2012

MERRIMAC CORPORATE SECURITIES, INC. *

1150 Douglas Avenue  Ste. 1070  Altamonte Springs, FL 32714  Tel: 407-389-8500  Fax: 407-389-8599   Web: http://www.merrimac-corp.com/

        * Merrimac Corporate Securities, Inc. will act as a best efforts selling agent for the securities sold hereunder.

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

Rights and Protections under Rule 419

Within three business days of their receipt, all of the proceeds of this offering will be placed in an escrow account and held until the completion of a merger or acquisition as detailed herein other than 10% which maybe released to the registrant as described herein. Such escrowed funds may not be used for salaries or reimbursable expenses. The proceeds of the offering will also be returned to investors if the minimum offering is not achieved within 180 days. All of the shares in the minimum/maximum offering must be sold prior to any sale of shares by the selling shareholder and the termination of the sales by the selling shareholder will occur at a maximum of 180 days from the effectiveness of the prospectus or earlier at the discretion of the Board of Directors.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Petrus Resources Corporation ("Petrus Resources Corporation" or the "Company"), incorporated in the State of Delaware on March 2, 2011, to engage in any lawful corporation undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit from inception.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company was formed by Rory O'Dare, the initial director, for the purpose of creating a Corporation which could be used to consummate a merger or acquisition Mr. O'Dare serves as President, Secretary, Treasurer and Director.  Mr. O'Dare determined next to proceed with filing a Form S-1.

Mr. O'Dare, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein Mr. O'Dare as the sole officer and director and sole signatory on this registration statement is bound thereby by Rule 419 (and by the escrow agreement to which he is a party) as it relates the the sale of his shares. Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.  Mr. O’Dare is not a selling agent in this offering.

Below are the other blank check entities with which Mr. O’Dare has had involvement:

Name	Date Registration Filed	Reporting Status	Date of Initial Offering Commencement	Dollar Amount Raised	Purpose of the Offering

Puravita Corporation	Mar. 17, 2011	Not Reporting	Has Not Commenced	0	Blank Check-Acquisition

Cheval Resources Corp.	Mar. 21, 2011	Not Reporting	Has Not Commenced	0	Blank Check-Acquisition

Mobad Service Corporation	May 19, 2011	Not Reporting	Has Not Commenced	0	Blank Check-Acquisition

Name	Merger/ Acquisition	Date of Merger/ Acquisition	Consideration	Promoters Subsequent Involvement	Termination of Promoters Interest	Retained Interest	Successor Entity	Third Party Involvement in Merger/ Acquisition

Puravita Corporation	No	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Cheval Resources Corp.	No	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Mobad Service Corporation	No	n/a	n/a	n/a	n/a	n/a	n/a	n/a
_____________
*Mr. O’Dare is the sole shareholder, CEO and CFO of these Blank Check Companies.

As of the date of this prospectus, we have 8,000,000 shares of $0.0001 par value common stock issued and outstanding.

Petrus Resources Corporation’s operations and Corporation offices are located at 3211 Ocean Drive Vero Beach, FL 32963, with a telephone number of (772) 584-3308.

Petrus Resources Corporation’s fiscal year end is December 31st.

THE OFFERING

Petrus Resources Corporation is offering, on a best efforts, self-underwritten basis, a minimum of 400,000and a maximum of 2,000,000 new issue shares of its common stock at a price of $0.05 per share in addition to 8,000,000shares currently held by the existing shareholder also at $0.05 per share. New issue offering refers to the shares offered for sale by the company. The proceeds from the sale of the shares in this offering will be payable to “Evolve Bank and Trust fbo Petrus Resources Corporation” and will be deposited in a non-interest bearing bank account with escrow agent Evolve Bank and Trust until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. The Company’s escrow agent, Evolve Bank and Trust, meets the requirements of Rule 419(b)(1) of Regulation C; and the Escrow Agreement, filed as Exhibit 10.1, fully complies with Rule 419.In the event that any interest is earned on the funds in escrow it shall be for the sole benefit of the purchasers of securities in this offering. All subscription agreements and checks are irrevocable and should be delivered to Petrus Resources Corporation, at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. The proceeds from any sale by the selling shareholder will also be held in escrow upon their sale which cannot occur prior to the completion of the sale of the minimum offering of the shares by the issuer.Evolve Bank and Trust is acting as Escrow Agent for this offering.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering after which no funds shall be released to Petrus Resources Corporation until such a time as the escrow conditions are met (see the section titled “Plan of Distribution” herein) (completion of the post effective amendment, effectiveness and the completion of the reconfirmation offering) other than 10% which may only be released to Petrus Resources Corporation upon completion of the primary offering.  (See the section titled "Plan of Distribution" herein).  The offering will terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares being sold by the issuer is completed, (ii) anytime after the minimum offering of 400,000shares of common stock is achieved at the discretion of the Board of Directors but in either case not more than 180 days from the effective date of this document. The minimum must be met prior to the termination of this offering or all funds will be refunded to investors.  All of the shares in the minimum/maximum offering must be sold prior to any sale of shares by the selling shareholder and the termination of the sales by the selling shareholder will occur at a maximum of 180 days from the effectiveness of the prospectus or earlier at the discretion of the Board of Directors. The funds from any sales of Mr. O'Dare’s shares will also be placed into the escrow account and cannot be released until the escrow conditions are met as described earlier in this paragraph under Rule 419(e). .The shares sold by Mr. O'Dare will be placed into escrow during the escrow period in the names of the purchasers.   Mr. O’Dare is not a selling agent in this offering.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the inter-bank payment system, as reflected in the records of Evolve Bank and Trust (the insured depository institution), is the only factor assessed in determining whether the minimum offering condition has been met.  The minimum offering must be reached prior to the expiration date of the offering. The Company will cause to be issued stock certificates purchased within one (1) business day of the acceptance of the subscription agreement and confirmation of payment by the issuer (which may take up to five (5) business days and will within 1 day of issuance cause such shares to be delivered to the escrow agent’s account.

Mr. O'Dare, our sole officer and director, may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 upon completion of the primary offering the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. The total estimated offering expenses of $3,759 have been paid by our sole officer and director and no offering expenses will be deducted from the gross offering proceeds.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The re-conformation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

 (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Petrus Resources Corporation has not presently secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations Data

Petrus Resources Corporation
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

March 2, 2011
(inception)
through
August 31,
2011

Revenues	$-

EXPENSES
Operating Expenses
General and administrative	3,619
Total operating expenses	3,619

NET LOSS	$3,619

BASIC AND DILUTED LOSS PER SHARE	$0

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	8,000,000

Petrus Resources Corporation
(A Development Stage Enterprise)
BALANCE SHEET

August 31, 2011

ASSETS
Current Assets
Cash and cash equivalents	$-
TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDER’S' EQUITY
Current Liabilities
Due from shareholder	$2,819
-
Total Current Liabilities	2,819

TOTAL LIABILITIES	2,819

Stockholder’s Deficit
Common stock, authorized, 100,000,000 shares, $.0001
par 8,000,000 shares issued and outstanding	800
Additional paid in capital	-
Deficit accumulated during development stage	(3,619)
Total Stockholder’s Deficit	(2,819)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$-

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.  The Company’s financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit from inception.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS. Petrus Resources Corporation’s operations depend solely on the efforts of Rory O'Dare, the sole officer and director of the Company. O’Dare has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles and would cease to exist if it is unable to develop the business or manage our public reporting requirements.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. Rory O'Dare may in the future become involved in other employment opportunities and may periodically face a conflict in selecting between Petrus Resources Corporation and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Rory O'Dare to other pursuits without a sufficient warning, the Company may, consequently, go out of business. Mr. O’Dare will devote his time equally to all effective blank check registered companies (including Puravita Corporation, Cheval Resources Corporation and Mobad Service Corporation) and that blank check companies will be presented to candidates in the order they were declared effective and the candidate will choose.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment including audited financial statements from the target company. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post effective amendment will automatically receive a return of his investment funds.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled "Conflicts of Interest."

NO AUDITED FINANCIAL STATEMENTS REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLY MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS.    The Company shall not require the business combination target to provide audited financial statements until it becomes probable that signing of a business combination agreement is likely (but prior to signing of any such agreement or submittal of the reconfirmation offering), thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS: "BLANK CHECK" OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business." The company has listed working capital as the use of proceeds of this offering thus giving the company considerable latitude without having to revise or deviate from its listed use of proceeds. See “Use of Proceeds”

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered thus limiting the issuers ability to complete this offering.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN POSSIBLE LACK OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN POSSIBLE LACK OF SUCCESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria thus making risk evaluations difficult. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies. Therefore this competition may result in the company being unable to complete its business plan of completing an acquisition or merger.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION MAY RESULT IN THE COMPANY BEING UNABLE TO COMPLETE ITS BUSINESS PLAN. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics. Any business combination will represent at least 80% of the maximum offering proceeds of this offering.
CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting up to ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations and completing its business plan. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

CONFLICTS OF INTEREST OFFICER AND DIRECTOR MAY RESULT IN LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR AT LESS PROFIT. The Company's officer and director may in the future participate in other business ventures which compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officer and director is involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from completing a merger with, or acquisition of, any entity in which management serves as officer, director or partner, or in which he or his family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company. This limitation may limit the number of opportunities for a merger or acquisition. Mr. O’Dare will devote his time equally to all effective blank check registered companies (including Puravita Corporation, Cheval Resources Corporation and Mobad Service Corporation)and that blank check companies will be presented to candidates in the order they were declared effective and the candidate will choose.  See” DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION LIMITING ACQUISITION PROSPECTS. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT THE COMPANY’S ABILITY TO FIND PROSPECTIVE CANDIDATES FOR ACQUISITION. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION INCREASES THE RISK THAT THE COMPANY WILL CEASE TO DO BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations potentially causing the company to cease to do business.

POSSIBLE INVESTMENT COMPANY ACT REGULATION LIMITS POSSIBLE ACQUISITION CANDIDATES AND INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MEANS INABILITY TO FULLY GAUGE MANAGEMENT RISK AND UNCERTAIN MANAGEMENT FUTURE.  A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or portions of the Company’s common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION WOULD RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company as the blank check has the requirements of a post effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information. Both of these processes may be more complicated and complex due to the acquisition with a blank check than if the company had gone public directly. In addition the Company would continue to have the expenses of filings under the Securities Exchange Act of 1934 (10K’s, Q’s and 8K’s among others) during these processes.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES MAY LIMIT OR PRECLUDE ACQUISITION CANDIDATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD INCREASES THE RISK THE COMPANY WILL BE ABLE TO CONTINUE OPERATIONS AND LIMITS FUTURE OPERATING CAPITAL. The 2,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or Corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

BUSINESS ANALYSIS BY NON PROFESSIONAL INCREASES THE RISK OF INCOMPLETE DUE DILIGENCE AND POOR ANALYSIS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

LACK OF AGREEMENT TO PROVIDE OPERATING FUNDS MAY CAUSE THE COMPANY TO BE UNABLE TO CLOSE THE OFFERING. Although Mr. O'Dare our sole officer and director has stated that he will provide funds for the company to continue business until the offering is closed, there is no enforceable agreement to such effect and thus the failure of Mr. O'Dare to provide such funds may cause the company to cease business prior to the close of this offering. The offering expenses are estimated at $3,759.

ARBITRARY OFFERING PRICE MAY MEAN LOSS OF VALUE OF SHARES. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

NO ASSURANCE OF SUCCESSFUL MARKETING EFFORTS MAY LIMIT ACQUISITION CANDIDATES. One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful and thus the number of acquisition candidates may be limited. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY'S SECURITIES MAY LIMIT A SHAREHOLDERS ABILITY TO SELL THEIR SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. Movements in prices of stock may also affect the market price in general. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.   As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows (3):

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	$20,000	100.00%		$50,000	100.00%		$100,000	100.00%

Net Offering Proceeds	$20,000	100.00%	100%	$50,000	100.00%	100%	$100,000	100.00%	100%
Amount Releasable Under 419 to the Company prior to release of Escrow (2)	$2,000	10.00%	10.00%	$5,000	10.00%	10.00%	$10,000	10.00%	10.00%
Working Capital(1) Placed into Escrow pending completion of an acquisition/merger	$18,000	90.00%	90%	$45,000	90.00%	90%	$90,000	90.00%	90%

Total Use of Proceeds	$20,000	100.00%		$50,000	100.00%		$100,000	100.00%

Notes:

(1) The category of General Working Capital may include, but not be limited to printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses. The search for a merger/acquisition candidate will not be limited to any industry or nature. No negotiations have been entered into or targets identified. This amount in escrow will only be available to the Company post-acquisition and that there are no known uses other than as general working capital at this time and such amount cannot be used for salaries or reimbursement of expenses.  Business combination is defined as a merger or acquisition of an operating business.

(2) Limited to use in effecting a business combination as defined in (1).

(3) the offering is on a “best-efforts” basis; the offering scenarios presented are for illustrative purposes only; and the actual amount of proceeds, if any, may differ.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $97,181 or $0.0097181 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.040282 per share while our present stockholders will receive an increase of $0.010070 per share in the net tangible book value of the shares they hold. This will result in a 80.56% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	50% of	Maximum
	Offering	Offering	Offering

Offering Price Per Share	$0.05	$0.05	$0.05

Book Value Per Share Before the Offering	($0.00035238)	($0.00035238)	($0.00035238)

Book Value Per Share After the Offering	$0.00204540	$0.00524233	$0.00971810

Net Increase to Original Shareholder	$0.00239800	$0.00488995	$0.01007000

Decrease in Investment to New Shareholders	$0.04795500	$0.04475767	$0.04028200

Dilution to New Shareholders (%)	95.91%	89.52%	80.56%

ITEM 7 – SELLING SHAREHOLDER

SELLING SHAREHOLDER

Name	No. Of Shares Before Offering	Percentage of Shares Before Offering	No. of Shares After Offering	Percentage of Shares After Offering

Rory O'Dare	8,000,000	100%	0	0%

*The selling shareholder is an underwriter as such; he will be subject to the applicable prospectus delivery and liability provisions of the Securities Act.

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Merrimac Corporate Securities Corp is acting as Escrow Agent for this offering. Merrimac Corporate Securities, Inc. as selling agent for the Company must sell the minimum offering of the shares of the new issue offering prior to sale of any shares held by the Selling Shareholder New issue offering refers to the shares offered for sale by the company. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Rory O'Dare our sole officer and director shall be deemed an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent other than Merrimac Corporate Securities, Inc. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 upon completion of the primary offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. The total estimated offering expenses of $3,759 have been paid by our sole officer and director and no offering expenses will be deducted from the gross offering proceeds.

The proceeds from the sale of the shares in this offering will be payable to Evolve Bank and Trust fbo Petrus Resources Corporation  ("Escrow Account") and will be deposited in a non-interest bearing bank account at escrow agent Evolve Bank and Trust until the escrow conditions are met.  In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Escrow Account pending achievement of the Maximum Offering and no funds shall be released to Petrus Resources Corporation until such a time as the escrow conditions are met.  The escrow agent will continue until 18 months expires from the effectiveness of the offering, or the completion of a reconfirmation offering and consummation of an acquisition/merger.  All funds (possibly minus 10%) will be returned to investors within 5 business days if a merger/acquisition is not consummated within 18 months of the effectiveness of the registration statement.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 10.2] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Petrus Resources Corporation is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Petrus Resources Corporation’s common stock:

1.           Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.           Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of Corporation affairs;

3.           Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.           Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Petrus Resources Corporation stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Petrus Resources Corporation common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Petrus Resources Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Petrus Resources Corporation will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Harrison Law, P.A. is legal counsel to the Company.  Harrison Law, P.A. has provided an opinion on the validity of the common stock registered pursuant to this Registration Statement.  The firm has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB or AMEX or NASDAQ.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Petrus Resources Corporation (the "Company"), was incorporated on March 2, 2011 under the laws of the State of Delaware, to engage in any lawful Corporation undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Rory O'Dare, the initial director, for the purpose of creating a Corporation which could be used to consummate a merger or acquisition Mr. O'Dare serves as President, Secretary, Treasurer and Director Mr. O'Dare determined next to proceed with filing a Form S-1.

Mr. O'Dare, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

Number of Total Employees and Number of Full Time Employees

Petrus Resources Corporation is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a Corporation office located at 3211 Ocean Drive, Vero Beach, FL 32963. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. O'Dare’s residence. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Rory O'Dare, our officer and director has not been convicted in a criminal proceeding.

Rory O'Dare, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Rory O'Dare, our officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Petrus Resources Corporation common stock. This prospectus is a step toward creating a public market for our stock upon completion of a business combination, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Petrus Resources Corporation and its management make no representation about the present or future value of our common stock. There is no assurance that any trading market will develop for the shares.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Petrus Resources Corporation;

2. There are currently 8,000,000 shares of our common stock held by our officer and director;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

HOLDERS

As of the date of this prospectus, Petrus Resources Corporation has 8,000,000shares of $0.0001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Petrus Resources Corporation was incorporated on March 2, 2011.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof, have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity and reconfirmation offering prior to the consummation of the merger/acquisition. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to considering such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and Corporation records including articles of Incorporation, bylaws and minutes if applicable. In the event that no such assurances and audited statements are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS."

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company.  Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered Corporation. The Company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the Company  intends to file a Form 8A registering the company under Section 12G of the Exchange Act within 5 business days of the effectiveness of this registration statement. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other Corporation purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered Corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10Q’s have to be filed quarterly, 10K’s annually and 8K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its Corporation life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another Corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.05 per share Mr. O'Dare may not sell any shares at less than $0.05 per share even if other shareholders are offered less than that amount. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules there under. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post effective amendment (reconfirmation). The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of an agreement for a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). The company also has to file its Post Effective amendment upon the signing of a merger/acquisition agreement. If such audited financial statements are not available within time parameters necessary to insure the Company's compliance with the requirements of the 33 and 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents the Company will not proceed with the transaction or post effective amendment/reconfirmation offering.

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

LIQUIDITY AND CAPITAL RESOURCES

The sole officer and director has provided all financing for the corporation to date and shall continue to do so up to the completion of an acquisition and/or merger.     There are costs of escrow totaling $1,500 and it is anticipate that it may cost up to $10,000 to find a merger or acquisition candidate all of which has or will be provided by Mr. O’Dare our sole officer and director.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in accountants or disagreements therewith since the inception of the corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serves until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serves until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Rory O'Dare (2)	55	President, Secretary, Treasurer, Chief Executive Office, Chief Financial Officer, Chief Accounting Officer, and Director	Inception – Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Rory O'Dare has outside interests and obligations to other than Petrus Resources Corporation.  He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Petrus Resources Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Rory O'Dare, President, CEO, Secretary, Treasurer, CFO

Mr. O'Dare is a licensed real estate sales associate in Indian River county Florida license #310-3064.  He has been self employed working as a buyer's agent for high net worth clients and specializing in ocean front properties in Vero Beach for in excess of the last 5 years.  He built a sub-division and spec home in Vero Beach.  He has been focused on entrepreneurial business for over 40 years.

Mr. O'Dare grew up in Miami and recognized the Latin migration into Florida in the 60’s, 70's and 80's.  Understanding growth and commerce early on, motivated him into property development. The recent downturn in 2007 has given him time to direct efforts into other business activity, such as formation of public companies including Puravita Corporation , Cheval Resources Corporation and Mobad Service Corporation , of which are blank check corporations and Mr. O’Dare is the sole shareholder, President, Secretary, Treasurer, Director, CEO and CFO of all three of these entities. Mr. O'Dare is active in his community.  Mr. O’Dare will devote his time equally to all effective blank check registered companies and that blank check companies will be presented to candidates in the order they were declared effective and the candidate will choose.    Mr. O’Dare has not been an officer, director or promoter of any other public companies.

Board Committees

Petrus Resources Corporation has not yet implemented any board committees as of the date of this prospectus including an audit committee.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Rory O'Dare	2011	-	-	-	-	-	-	-
Officer and Director

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to Petrus Resources Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Petrus Resources Corporation’s incorporated on March 2, 2011, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Petrus Resources Corporation currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 20, 2011 with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

		Amount of	Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Rory O'Dare, President, Secretary, Treasurer and Director	8,000,000	100.00%	0.00%

	All Directors and Officers as a group (1)	8,000,000	100.00%	0.00%

Footnotes

(1) The address of the executive officer one director is c/o Petrus Resources Corporation, 3211 Ocean Drive, Vero Beach, FL 32963.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about March 2, 2011, Rory O'Dare, our officer and director, paid for expenses involved with the incorporation of Petrus Resources Corporation with personal funds and performed services on behalf of Petrus Resources Corporation, in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Rory O'Dare was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Rory O'Dare, the company’s sole shareholder, officer and director is the only promoter of the company.  Mr. O’Dare has paid the expense of this offering totaling $3,759.

REPORTS TO SECURITY HOLDERS

1. After this offering, Petrus Resources Corporation will furnish shareholders with audited annual financial reports certified by independent accountants, and may in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, Petrus Resources Corporation will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Petrus Resources Corporation files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Petrus Resources Corporation’s SEC filings will also be available on the SEC's Internet site.  The address of that site is: http://www.sec.gov.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Petrus Resources Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Petrus Resources Corporation of expenses incurred or paid by a director, officer or controlling person of Petrus Resources Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Petrus Resources Corporation will, unless in the opinion of Petrus Resources Corporation legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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FINANCIAL STATEMENTS *

a)      Audited Financial Statements for the period ended  August 31, 2011

Petrus Resources Corporation
(A Development Stage Enterprise)
Financial Statements
For the year ended August 31, 2011 and
the period March 2, 2011 (date of inception) through August 31, 2011

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Petrus Resources Corporation

I have audited the balance sheets of Petrus Resources Corporation (a development stage enterprise) as of August 31, 2011 and the related statement of operation, changes in stockholder’s deficit, and cash flows for the period March 2, 2011 (date of inception) through August 31, 2011. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Petrus Resources Corporation (a development stage enterprise) as of August 31, 2011, and the results of its operations and its cash flows for the period March 2, 2011 (date of inception) through August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
September 13, 2011

PETRUS RESOURCES CORPORATION
(A Development Stage Enterprise)
BALANCE SHEET

	August 31, 2011

ASSETS
Current Assets
Cash and cash equivalents		$-
TOTAL ASSETS		$-

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Due from shareholder		$2,819
Total Current Liabilities		2,819

TOTAL LIABILITIES		2,819

Stockholder’s Deficit
Common stock, authorized, 100,000,000 shares, $.0001
par 8,000,000 shares issued and outstanding		800
Additional paid in capital		-
Deficit accumulated during development stage		(3,619)
Total Stockholder’s Deficit		(2,819)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$	----

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

Petrus Resources Corporation
(A Development Stage Enterprise)
STATEMENT OF OPERATION

March 2, 2011
(inception)
through
August 31,
2011

Revenues	$-

EXPENSES
Operating Expenses
General and administrative	3,619
Total operating expenses	3,619

NET LOSS	$3,619

BASIC AND DILUTED LOSS PER SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	8,000,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

PETRUS RESOURCES CORPORATION
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDER’S DEFICIT

				Accumulated
			Additional	Deficit
	Common Stock		Paid in	Development
	Shares	Amount	Capital	Stage	Total

Balance , March 2, 2011 (inception)	-	$-	$-	$-	$-

Common stock issued for cash, March 2, 2011, $.0001 per share	8,000,000	800	-		800

Net loss				(3,619)	(3,619)

Balance as of August 31, 2011	8,000,000	$800	$-	$(3,619)	$(2,819)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

Petrus Resources Corporation
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

March 2, 2011
(inception)
through
August 31,
2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,619)
Net Cash Provided by Operating Activities	(3,619)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	800
Advances from shareholder	2,819
Net Cash Provided by Financing Activities	3,619

Net increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$-

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

Petrus Resources Corporation
(A Development Stage Enterprise)
Notes to the Financial Statements
For the period ended August 31, 2011 and the period
March 2, 2011 (date of inception) through August 31, 2011

1.	Nature of Operations and Significant Accounting Policies

Nature of Operations.  Petrus Resources Corporation (the “Company”) was incorporated in the State of Delaware on March 2, 2011 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

Development Stage.  The Company's financial statements are presented as statements of a development stage enterprise. Activities during the development stage primarily include related party equity-based and or equity financing.

Basis of Presentation. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared assuming the Company will continue as a going concern.  The Financial Statements have been prepared using the accrual basis of accounting in accordance with U.S. GAAP.  In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

Use of Estimates.  The Financial Statements have been prepared in conformity with U.S. GAAP, using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Common Stock. The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition.  The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Petrus Resources Corporation
(A Development Stage Enterprise)
Notes to the Financial Statements
For the period ended August 31, 2011 and the period
March 2, 2011 (date of inception) through August 31, 2011

2.	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended August 31, 2011, the Company had no operations.  As of August 31, 2011, the Company had not emerged from the development stage.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to find a suitable merger or acquisition company. There are no assurances that management will find a capable company for its purposes. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less. A cash escrow account has been created per Rule 419, which requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition.

4.	Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

Petrus Resources Corporation
(A Development Stage Enterprise)
Notes to the Financial Statements
For the period ended August 31, 2011 and the period
March 2, 2011 (date of inception) through August 31, 2011

5.	Capital Stock

The total number of shares of preferred stock which the Company shall have authority to issue is twenty five million (25,000,000) preferred shares with a par value of $.0001.   There have been no preferred shares issued to date.

The total number of shares of common stock which the Company shall have authority to issue is one hundred million (100,000,000) common shares with a par value of $.0001.  At inception on March 2, 2011, the Company issued 8,000,000 shares, at a value of $800 (par) to its sole shareholder and director.

As of the date of this prospectus, we have 8,000,000 shares of $0.0001 par value common stock issued and outstanding.

Holders of shares of Common Stock are entitled to cast one vote for each share held at all stockholder's meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6.	Commitments, Contingencies and Subsequent Events

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Management has evaluated subsequent events through the date of filing. There were no material subsequent events.

Petrus Resources Corporation
(A Development Stage Enterprise)
Notes to the Financial Statements
For the period ended August 31, 2011 and the period
March 2, 2011 (date of inception) through August 31, 2011

7.	Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”).  This standard updates FASB ASC 820, Fair Value Measurements (“ASC 820”). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  The Company adopted ASU 2010-06 on March 2, 2011, which had no material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Petrus Resources Corporation in connection with the sale of the common stock being registered. Petrus Resources Corporation has agreed to pay all costs and expenses in connection with this offering of common stock.  Rory O’Dare is the source of the funds for the costs of the offering.  Mr. O'Dare has no agreement in writing to pay the expenses of this offering on behalf of Petrus Resources Corporation and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees

Accounting Fees	$750
Escrow Fees	$1,500
Legal Fees	$1,000
Registration Fee	$59
Edgarizing Fee	$450
Total*	$3,759

*  All expenses of the offering are being borne by Mr. Rory O’Dare, our sole officer and director.

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Petrus Resources Corporation, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Petrus Resources Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Petrus Resources Corporation issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On March 2, 2011, Rory O'Dare, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds ($800) on behalf of the Company, in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Rory O'Dare was in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Petrus Resources Corporation claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Petrus Resources Corporation believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Rory O'Dare is an executive officer of Petrus Resources Corporation and thus had fair access to all material information about Petrus Resources Corporation before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Rory O'Dare were at a par price per share of $0.0001.  The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, Petrus Resources Corporation was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3 a)*	Articles of Incorporation
3 b)*	Bylaws adopted on March 2, 2011

5.1*	Opinion of Harrison Law, P.A.

10.1*	Escrow Agreement

10.2*	Subscription Agreement

10.3	Sales Agent Agreement

23.1*	Consent of Peter Messineo, CPA

23.2*	Consent of Harrison Law, P.A. (contained in Exhibit 5.1)

*  Previously filed with Form S-1 on March 17, 2011.

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.          The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.          Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are in Corporation by reference in the registration statement; and

B.          Paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are in Corporation by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document in Corporation or deemed in Corporation by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       a.           The undersigned registrant hereby undertakes that:

    1.    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    2.    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on January 12, 2012.

Petrus Resources Corporation
(Registrant)

By: /s/ Rory O'Dare
Rory O'Dare, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory O'Dare	President, Secretary and Director	January 12, 2012
Rory O'Dare	Chief Executive Officer

/s/ Rory O'Dare	Treasurer, Chief Accounting Officer,	January 12, 2012
Rory O'Dare	Principal Financial Officer